EXHIBIT (14)(A)



                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
         Ohio National Fund, Inc.:

We consent to the use of our report dated February 23, 2001 for the Ohio National Fund, Inc. incorporated by reference herein, and to the references to our firm under the headings "Financial Statement and Experts" in the Prospectus/Proxy Statement included herein, "Financial Highlights of the Ohio National Fund, Inc." in the Prospectus dated May 1, 2001 incorporated by reference herein, and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information dated May 1, 2001 incorporated by reference herein.


/s/ KPMG LLP
Columbus, Ohio
September 24, 2001